UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2008

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA  30009
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2008, the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) entered an order approving the payment of severance to employees of AtheroGenics, Inc. (the “Company”) upon their involuntary separation from the Company’s employment.  The objection period specified in the order expired December 8, 2008 and as a result the order is now final.  Pursuant to the order, Drs. Medford and Montgomery, and Messrs. Colonnese and Gaynor (the “Named Executive Officers”) shall each receive a cash payment of $125,000 in the event of their involuntary separation from the Company’s employment (other than a “for cause” separation).  Since such amount is substantially lower than the amount of severance that would have been payable under each of the Named Executive Officer’s employment agreement, each Named Executive Officer will also have a non-priority, general unsecured claim against the Company's bankruptcy estate for such difference.

Each Named Executive Officer shall also be entitled to receive an additional incentive payment if the Company’s non-cash assets are sold for amounts that exceed certain thresholds approved by the Bankruptcy Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: December 10, 2008	By: /s/MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President, Commercial Operations
and Chief Financial Officer